SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

BIO-RAD LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

BIO-RAD LABORATORIES, INC.

TO BE HELD APRIL 22, 2014

TO THE STOCKHOLDERS OF BIO-RAD LABORATORIES, INC.:

The annual meeting of the stockholders of Bio-Rad Laboratories, Inc., a Delaware corporation (“Bio-Rad” or the “Company”), will be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 22, 2014 at 4:00 p.m., Pacific Daylight Time, to consider and vote on:

(1)	The election of two directors of the Company by the holders of outstanding Class A Common Stock and three directors of the Company by the holders of outstanding Class B Common Stock;

(2)	A proposal to ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014;

(3)	A proposal to approve an amendment to the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan to increase the number of shares authorized for sale thereunder by 600,000 and amend the performance criteria included thereunder;

(4)	An advisory (non-binding) vote on executive compensation; and

(5)	Such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on February 27, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournments or postponements thereof. Our stock transfer books will not be closed.

All stockholders are invited to attend the annual meeting in person, but those who are unable to do so are urged to execute and return promptly the enclosed proxy in the provided postage-paid envelope. Since the holders of a majority of the outstanding shares of each class of our common stock must be present or represented at the annual meeting to elect directors and the holders of a majority of our Voting Power must be present or represented at the annual meeting to conduct the other business matters referred to above, your promptness in returning the enclosed proxy will be greatly appreciated. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting and revoke your proxy.

All stockholders who attend the annual meeting are invited to join us for a reception immediately following the meeting.

This proxy statement and the accompanying proxy card are first being distributed to stockholders of record on or about April 1, 2014.

Important Notice Regarding the Internet Availability of Proxy Materials for our 2014 Annual Meeting of Stockholders to be held on April 22, 2014:

The proxy statement and annual report of

Bio-Rad Laboratories, Inc. are available at www.bio-radproxy.com.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SHAWN M. SODERBERG, Secretary

Hercules, California

April 1, 2014

BIO-RAD LABORATORIES, INC.

1000 Alfred Nobel Drive

Hercules, California 94547

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 22, 2014

Information Regarding Proxies

Our Board of Directors is soliciting the enclosed proxy in connection with our annual meeting of stockholders to be held at our corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547 on Tuesday, April 22, 2014 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof. Copies of this proxy statement and the accompanying notice and proxy card are first being mailed on or about April 1, 2014 to all stockholders entitled to vote.

We will pay the cost of this proxy solicitation. In addition to solicitation by use of the mails, proxies may be solicited from our stockholders by our directors, officers and employees in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith. We may retain Georgeson Shareholder Services, a proxy solicitation firm, to solicit proxies in connection with our annual meeting at an estimated cost of $20,000. If you are the record holder of your stock as of the record date, you may submit a proxy by executing and returning the enclosed proxy in the provided postage-paid envelope. If a bank, broker or other nominee is the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form or notice that you receive from your bank, broker or other nominee.

Shares for which a properly executed proxy in the enclosed form is returned will be voted at our annual meeting in accordance with the directions on such proxy. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s), and to approve those other matters that may properly come before the annual meeting at the discretion of the person named in the proxy. Any proxy may be revoked by the record owner of the shares at any time prior to its exercise by filing with our Secretary a written revocation or duly executed proxy bearing a later date or by attending the meeting in person and announcing such revocation or voting in person at the meeting. Attendance at the annual meeting will not, by itself, constitute revocation of a proxy. For shares held through a broker, the directions received from the broker must be followed in order to revoke a proxy, change a vote or to vote at the annual meeting. In order for a stockholder whose shares are held through a broker to vote such shares in person at the annual meeting, a valid proxy from the broker authorizing such stockholder to vote the shares at the annual meeting will be required.

Voting Securities

Our securities entitled to vote at the meeting consist of shares of our Class A Common Stock and Class B Common Stock, both $0.0001 par value (collectively, “Common Stock”). 23,702,060 shares of Class A Common Stock and 5,091,990 shares of Class B Common Stock were issued and outstanding at the close of business on February 27, 2014. Only stockholders of record at the close of business on February 27, 2014 will be entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of the holders of a majority of our Voting Power, as hereinafter defined, will constitute a quorum for the transaction of business; provided, however, that the election of the Class A and Class B directors shall require the presence, in person or by proxy, of the holders of a majority of the outstanding shares of each respective class. Each share of Class A Common Stock is entitled to one-tenth of a vote and each share of Class B Common Stock is entitled to one vote. The sum of one-tenth the number of outstanding shares of Class A Common Stock and the number of outstanding shares of Class B Common Stock constitutes our “Voting Power.”

Five directors are to be elected at the meeting. The holders of Class A Common Stock, voting as a separate class, are entitled to elect two directors. The holders of Class B Common Stock, also voting as a separate class, are entitled to elect the other three directors. The stockholders do not have any right to vote cumulatively in any election of directors. Directors elected by each class shall be elected by a majority of the votes cast in the respective class.

On all other matters submitted to a vote at the annual meeting, the affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy and entitled to vote on the matter is necessary for approval. The Board of Directors is not aware of any matters that might come before the meeting other than those mentioned in this proxy statement. If, however, any other matters properly come before the annual meeting, it is intended that the proxies will be voted in accordance with the judgment of the person or persons voting such proxies.

The term “broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote by the beneficial holder on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the proposal to approve the amendment to the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan, and the advisory vote on executive compensation and, accordingly, may not vote on such matters absent instructions from the beneficial holder. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have discretionary authority to vote on the ratification of the Company’s independent auditors.

Abstentions and broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the election of directors, abstentions and broker non-votes will not affect the outcome of a director’s election. The proposal to approve the amendment to Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan and the advisory vote on executive compensation must each receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting and entitled to vote on the matter in order for the proposals to be approved. Abstentions will have the same effect as a vote against and broker non-votes will not affect the outcome of the vote on these proposals. The proposal to ratify the appointment of our independent auditors must receive the affirmative vote of a majority of our Voting Power present in person or represented by proxy at the meeting and entitled to vote on the matter in order for the proposal to be approved. Abstentions will have the same effect as a vote against and, because brokers have discretionary authority to vote on the ratification of the Company’s independent auditors, there will be no broker non-votes in connection with this proposal.

There are no statutory or contractual rights of appraisal or similar remedies available to those stockholders who dissent from any matter to be acted upon.

Annual Report

Our 2013 Annual Report, consisting of our Annual Report on Form 10-K for the year ended December 31, 2013, is being made available to stockholders together with this proxy statement and contains financial and other information about Bio-Rad, including audited financial statements for our fiscal year ended December 31, 2013. Certain sections of our 2013 annual report are incorporated into this proxy statement by reference. Our 2013 Annual Report is also available on our Web site at www.bio-rad.com. Stockholders of record on February 27, 2014 may also obtain copies without charge of our Annual Report on Form 10-K (excluding exhibits) by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table presents certain information as of February 27, 2014 (except as noted below), with respect to our Class A Common Stock and Class B Common Stock beneficially owned by: (i) any person who is known to us to be the beneficial owner of more than five percent of the outstanding Common Stock of either class, (ii) each of our directors, (iii) certain of our executive officers named in the “Summary Compensation Table” of this proxy statement and (iv) all of our directors and executive officers as a group. The address for all executive officers and directors is c/o Bio-Rad Laboratories, Inc., 1000 Alfred Nobel Drive, Hercules, California, 94547.

	Class A Common Stock(1)		Class B Common Stock
Name and, with Respect to Owner of 5% or More, Address	Number of Shares and Nature of Ownership(2)	Percent of Class	Number of Shares and Nature of Ownership(2)	Percent of Class
Blue Raven Partners, L.P.(3)	—	0.0%	4,060,054	79.7%
1000 Alfred Nobel Drive Hercules, CA 94547

Eaton Vance Management(4)	1,865,472	7.9%	—	0.0%
2 International Place Boston, MA 02110

BlackRock, Inc.(5)	1,369,870	5.8%	—	0.0%
40 East 52nd Street New York, NY 10022

Alice N. Schwartz(6)(7)(9)	2,807,223	11.8%	4,599,550	90.3%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Norman Schwartz(6)(8)(10)(11)(12)	411,252	1.7%	4,519,896	83.8%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Steven Schwartz(6)(10)(12)(13)	364,494	1.5%	4,076,436	80.1%
Bio-Rad Laboratories, Inc. 1000 Alfred Nobel Drive Hercules, CA 94547

Albert J. Hillman	6,926	0.0%	8,234	0.2%

Louis Drapeau	—	0.0%	—	0.0%

Robert M. Malchione	—	0.0%	—	0.0%

Deborah J. Neff	—	0.0%	—	0.0%

John Goetz(8)	75,164	0.3%	—	0.0%

Bradford J. Crutchfield(8)	21,121	0.1%	—	0.0%

Giovanni Magni(8)	36,011	0.2%	—	0.0%

Christine A. Tsingos(8)	17,736	0.1%	—	0.0%

All directors and executive officers as a group(8)(12 persons)	3,379,926	14.2%	5,067,626	93.9%

(1)	Excludes Class A Common Stock that may be acquired on conversion of Class B Common Stock. Class B Common Stock may be converted to Class A Common Stock on a one for one basis and, if fully converted, would result in the following percentage beneficial ownership of Class A Common Stock: Blue Raven Partners. L.P. 14.1%; Eaton Vance Management 6.5%; BlackRock, Inc. 4.8%, Alice N. Schwartz 25.7%; Norman Schwartz 16.9%; Steven Schwartz 15.4%; Albert J. Hillman 0.1%; Louis Drapeau 0.0%; Robert M. Malchione 0.0%; Deborah J. Neff 0.0%; John Goetz 0.3%; Bradford J. Crutchfield 0.1%; Giovanni Magni 0.1%; Christine A. Tsingos 0.1%; and all directors and executive officers as a group 28.9%. Management considers any substantial conversions by the executive officers or directors listed in the table to be highly unlikely.

(2)	Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Number of shares is based on the statements of the stockholders where not identified specifically in the stockholder register.

(3)	Alice N. Schwartz, Norman Schwartz and Steven Schwartz are general partners of Blue Raven Partners, L.P., a California limited partnership, and, as such, share voting and dispositive power over the Class B Common Stock held by Blue Raven Partners.

(4)	Based solely on a Schedule 13G/A filed on January 27, 2014 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(5)	Based solely on a Schedule 13G filed on January 28, 2014 with the Securities and Exchange Commission pursuant to Rule 13d-1(b) of the Exchange Act.

(6)	Includes 4,060,054 shares of Class B Common Stock held by Blue Raven Partners, L.P.

(7)	Includes 2,807,223 shares of Class A Common Stock and 498,320 shares of Class B Common Stock, which are held in the following trusts, all of which Alice N. Schwartz is the sole trustee: the David and Alice N. Schwartz Charitable Remainder Unitrust (34,311 shares of Class A Common Stock); the David Schwartz Exemption Trust (90 shares of Class A Common Stock); the David Schwartz Exempt Marital Trust (240 shares of Class A Common Stock); the David Schwartz Non-Exempt Marital Trust (898,931 shares of Class A Common Stock); the Alice N Schwartz Revocable Trust (1,873,651 shares of Class A Common Stock and 441,320 shares of Class B Common Stock); and the David Schwartz Exemption Trust (57,000 shares of Class B Common Stock). Also includes 41,176 shares of Class B Common Stock held by DANSA Partners Limited, a California limited partnership, of which Alice N. Schwartz is a general partner.

(8)	Includes shares with respect to which such persons have the right to acquire beneficial ownership immediately or within sixty days of February 27, 2014, under the Company’s employee stock purchase plan and stock option agreements, as follows: Norman Schwartz, 301,991 Class B shares; John Goetz, 27,950 Class A shares; Bradford J. Crutchfield, 15,939 Class A shares; Giovanni Magni, 24,950 Class A shares; Christine A. Tsingos, 13,050 Class A shares; and all directors and officers as a group, 84,389 Class A shares and 301,991 Class B shares.

(9)	Includes the following total amount of shares pledged as security: 1,167,088 shares of Class A Common Stock and 41,176 shares of Class B Common Stock.

(10)	Norman Schwartz and Steven Schwartz are sons of Alice N. Schwartz.

(11)	Includes 12,371 shares of Class B Common Stock owned by Norman Schwartz’s wife, as to which Norman Schwartz disclaims any beneficial ownership.

(12)	Includes 37,825 shares of Class A Common Stock pledged as security.

(13)	Includes 2,348 shares of Class A Common Stock and 12,371 shares of Class B Common Stock owned by Steven Schwartz’s wife, as to which Steven Schwartz disclaims any beneficial ownership.

I. ELECTION OF DIRECTORS

Our Board of Directors currently has six members. The term of each of our current directors expires as of the date of the annual meeting of stockholders or on election and qualification of their successor. Five of our six current directors are standing for re-election. Albert J. Hillman has announced his decision not to stand for re-election. The Company takes this opportunity to thank Mr. Hillman for his Board service and for his contributions to the Company and its stockholders. The five persons nominated are listed in the following table as the candidates nominated for the respective classes of Common Stock indicated. Norman Schwartz is the son of Alice N. Schwartz. No other family relationships exist among our current and nominated directors or executive officers.

The directors elected at this meeting will serve until the next annual meeting of stockholders or until their respective successors are elected and qualified. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that at the meeting or any adjournments or postponements thereof any nominee declines or is unable to serve, the persons named in the enclosed proxy will, in their discretion, vote the shares subject to such proxy for another person selected by them for director.

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Louis Drapeau	Class A	70	Mr. Drapeau is currently Vice President and Chief Financial Officer of InSite Vision and was Chief Executive Officer of InSite Vision from 2008 to 2010. From 2006 to 2007, he was Senior Vice President and Chief Financial Officer of Nektar Therapeutics. From 2004 to 2005 he was Acting Chief Executive Officer, and from 2002 to 2005 Senior Vice President and Chief Financial Officer, of BioMarin Pharmaceutical. From 1971 to 2002 he was with Arthur Andersen, where he was a Partner from 1983 to 2002 and Managing Partner from 1985 to 1997. He is also a Board member of Intermune, Inc. and AmpliPhi Biosciences Corp., and was a Board member of Inflazyme Pharmaceuticals Ltd. from 2006 to 2008 and of Bionovo, Inc. from 2007 to 2012. We believe that Mr. Drapeau’s financial and business expertise gained through his many years as an accountant, executive and director of various public companies give him the qualifications and skills to serve as a director.	2007

Robert M. Malchione	Class A	56	Mr. Malchione is currently an independent strategic advisor. From 2000 to 2011 he held multiple positions at Avery Dennison Corporation, the last of which was Senior Vice President, Corporate Strategy and Technology. From 1983 to 2000, he held multiple positions at Boston Consulting Group, the last of which was Officer, Director and Partner. We believe that Mr. Malchione’s strategic and operational expertise gained through his many years working with large, global organizations give him the qualifications and skills to serve as a director.	2014

Name	Class of Common Stock to Elect	Age	Present Principal Employment, Business Experience and Qualifications	Director Since

Deborah J. Neff	Class B	61	Ms. Neff is currently a General Manager at Complete Genomics Inc., a life science company in genome sequencing. In 2013 she was an executive advisor in the health care industry. From 2006 to 2012, she was President, and Chief Executive Officer of Pathwork Diagnostics, Inc. From 2003 to 2006, she was the Chief Executive Officer of Predicant Biosciences. From 1988 to 2003, she served in various positions at BD Biosciences, including as worldwide President from 1995 to 2003. We believe that Ms. Neff’s management experience in the healthcare and life sciences industries for over 25 years gives her the qualifications and skills to serve as a director.	2011

Alice N. Schwartz	Class B	87	Mrs. Schwartz has been retired since 1979. From 1972 to 1978 she was a Research Associate at the University of California. As a co-founder of our Company, Mrs. Schwartz has a unique and invaluable understanding of our Company’s business practices and core values. We believe that Mrs. Schwartz’s technical and business expertise gained through her many years as a researcher and as a director of our Company give her the qualifications and skills to serve as a director.	1967

Norman Schwartz	Class B	64	Mr. Schwartz has been our President and Chief Executive Officer since 2003 and our Chairman of the Board since 2012. He was our Vice President from 1989 to 2002, our Group Manager, Life Science, from 1997 to 2002 and our Group Manager, Clinical Diagnostics, from 1993 to 1997. We believe Mr. Schwartz’s financial and business expertise gained through over 37 years of service with our Company, including as our President and Chief Executive Officer for over 11 years, give him the qualifications and skills to serve as a director.	1995

The Board of Directors recommends that you vote FOR the above-named director nominees for the class or classes of Common Stock that you hold.

EXECUTIVE OFFICERS

Executive officers of Bio-Rad as of the date of this proxy statement are listed in the table below.

Name	Position with Bio-Rad as of December 31, 2013	Age
Norman Schwartz	President, Chief Executive Officer and Chairman of the Board	64
Bradford J. Crutchfield	Executive Vice President and President, Life Science Group	51
John Goetz	Executive Vice President and President, Clinical Diagnostics Group	64
Ronald W. Hutton	Vice President and Treasurer	56
Giovanni Magni	Executive Vice President of International Sales	57
Christine A. Tsingos	Executive Vice President and Chief Financial Officer	55
Shawn M. Soderberg	Executive Vice President, General Counsel and Secretary	53

Biographical information regarding Norman Schwartz is provided in the preceding pages. Biographical information regarding Bradford J. Crutchfield, John Goetz, Ronald W. Hutton, Giovanni Magni, Christine A. Tsingos and Shawn M. Soderberg is set forth below.

Bradford J. Crutchfield (age 51) was appointed Vice President and Group Manager of the Life Science Group in 2003 and Executive Vice President and President of the Life Science Group in 2012. Previously, he held various positions within Bio-Rad since joining us in 1985, including Managing Director, Bio-Rad Microscience, and Manager of our BioMaterials Division.

John Goetz (age 64) was appointed Vice President and Group Manager of the Clinical Diagnostics Group in 2000 and Executive Vice President and President of the Clinical Diagnostics Group in 2012. Previously, he held various positions within Bio-Rad since joining us in 1974 including Plant Engineer, Manufacturing Manager, Division Manager, Quality Systems Division and Operations Manager of the Diagnostics Group.

Ronald W. Hutton (age 56) has been our Treasurer since 1997 and was appointed Vice President in 2012. Previously, he was Director of Treasury at Kaiser Aluminum & Chemical Corporation from 1993 to 1997.

Giovanni Magni (age 57) was appointed Vice President and International Sales Manager in 2004 and Executive Vice President of International Sales in 2012. Previously, he held various positions within Bio-Rad since joining us in 1995, including Diagnostic Division Manager, Southern Europe and Diagnostics Group Operation Manager, France.

Christine A. Tsingos (age 55) was appointed our Chief Financial Officer in 2002, Vice President in 2003 and Executive Vice President in 2012. Previously, she was the Chief Operating Officer and Chief Financial Officer at Attest Systems, Inc., a provider of information technology asset discovery and management tools, from August 2002 to November 2002. Prior to that, Ms. Tsingos was a consultant to Attest Systems, Inc. from 2000 to 2002. She was the Chief Financial Officer at Tavolo, Inc., an online retailer of gourmet cookware and food, from 1999 to 2000, and she was Treasurer, and later Vice President and Treasurer, of Autodesk, Inc., a developer of design software, from 1990 to 1999.

Shawn M. Soderberg (age 53) has been Executive Vice President, General Counsel and Secretary since December 2013. Previously, she was the Senior Vice President, General Counsel and Secretary of Aricent Group, a global design, engineering services and product software company, from 2006 to 2013. Prior to that, she was Managing Director and General Counsel of H&Q Asia Pacific, a private equity firm, from 2000 to 2006, and Vice President, General Counsel and Secretary of Oak Technology, a semiconductor and embedded solutions provider for the optical storage and the digital home entertainment market, from 1996 to 2000. She was also Vice President and General Counsel of Microtec Research, Inc., a software provider for embedded systems, from 1994 to 1996.

Our executive officers also serve in various management capacities with our wholly owned subsidiaries.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has an Audit Committee and a Compensation Committee. Because we are a “controlled company”, as explained below, our Board of Directors has no nominating committee or other committees performing similar functions. During 2013, our Board of Directors held a total of 11 meetings (including regularly scheduled and special meetings), and no director attended fewer than 75% of such meetings and meetings of any committee on which such director served.

Controlled Company

Because the Schwartz family holds more than 50% of the voting power for the election of our Board of Directors, we are a “controlled company” for purposes of the New York Stock Exchange listing standards.

Independent Directors

Louis Drapeau, Albert J. Hillman, Deborah J. Neff and Robert M. Malchione are “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Audit Committee

During 2013 our Audit Committee was composed of Louis Drapeau, Albert J. Hillman and Deborah J. Neff, who joined in April 2013. In addition, Ted W. Love, M.D. served on the Audit Committee from January to April 2013. All three current Audit Committee members are “independent” directors as stated above, and each is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Our Board of Directors has determined that Louis Drapeau is a financial expert.

Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, March 28, 2012 and March 19, 2014, a copy of which is available at the Investor Relations section of our Web site, www.bio-rad.com. As set forth in the Audit Committee Charter, the purpose of our Audit Committee is to assist our Board of Directors with its oversight responsibilities regarding: (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) our independent auditor’s qualifications and independence; and (iv) the performance of our internal audit function and independent auditor.

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor we engage, including resolution of any disagreements between our management and the independent auditor regarding financial reporting, and is responsible for reviewing and evaluating our accounting policies and system of internal accounting controls. In addition, our Audit Committee reviews the scope of our independent auditor’s audit of our financial statements, reviews and discusses our audited financial statements with management, prepares the annual Audit Committee reports that are included in our proxy statements and annually reviews the Audit Committee’s performance and the Audit Committee Charter, among other responsibilities. Our Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding from us for, any independent counsel, experts or advisors that the Audit Committee believes to be necessary or appropriate in order to enable it to carry out its duties. Our Audit Committee Charter and Corporate Governance Guidelines provide that the members of the Audit Committee may not serve on the audit committees of the boards of directors of more than two other companies at the same time as they are serving on our Audit Committee unless our Board of Directors determines that such simultaneous service would not impair the ability of such member to effectively serve on our Audit Committee. Our Audit Committee met 16 times in 2013. A more complete discussion is provided in the “Report of the Audit Committee of the Board of Directors” of this proxy statement.

Compensation Committee

Our Compensation Committee consisted of two directors, Albert J. Hillman and Louis Drapeau, and met once to determine compensation for 2013. Albert J. Hillman and Louis Drapeau are both “independent” directors, as stated above, and meet the definitions of an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors adopted a Compensation Committee charter on July 24, 2013. The Compensation Committee has overall responsibility for evaluating and approving the compensation of our executives. A discussion of the Compensation Committee’s duties and functions is provided in the “Compensation Discussion and Analysis” section of this proxy statement.

Nominating Committee Functions

Our Board of Directors does not have a standing nominating committee or a committee performing similar functions. Our Board of Directors believes that it is appropriate for us not to have a standing nominating committee because we are controlled by the Schwartz family. Each member of our Board of Directors participates in the consideration of director nominees. Albert J. Hillman, Louis Drapeau, Deborah J. Neff and Robert M. Malchione are all “independent” directors, as stated above; Alice N. Schwartz and Norman Schwartz are not. However, because we are a “controlled company” as stated above, we are not required to have a standing nominating committee comprised solely of independent directors.

Our Board of Directors has not adopted a charter governing the director nomination process. However, it is the policy of our Board of Directors to consider stockholder nominations for candidates for membership on our Board of Directors that are properly submitted as set forth below under the caption “Communications with the Board of Directors.” The stockholder must submit a detailed resume of the candidate together with a written explanation of the reasons why the stockholder believes that the candidate is qualified to serve on our Board of Directors. In addition, the stockholder must include the written consent of the candidate, provide any additional information about the candidate that is required to be included in a proxy statement pursuant to the rules and regulations of the Securities and Exchange Commission, and must also describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to be considered for inclusion in next year’s proxy statement, any such nominations must be properly submitted by December 2, 2014.

The director qualifications our Board of Directors has developed to date focus on what our Board of Directors believes to be those competencies that are essential for effective service on our Board of Directors. Qualifications for Directors include technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications. In addition, a candidate should possess integrity and commitment according to the highest ethical standards; be consistently available and committed to attending meetings; be able to challenge and share ideas in a positive and constructively critical manner and be responsive to our needs and fit in with other Board members from a business culture perspective.

Our Board of Directors identifies director nominees by first evaluating the current members of our Board of Directors who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board of Directors’ criteria for Board service are re-nominated. As to new candidates, our Board of Directors generally polls its members and members of our management for their recommendations. Our Board of Directors may also review the composition and qualification of the boards of our competitors, and may seek input from industry experts or analysts. During 2013 our Board of Directors engaged two search firms to assist it in identifying qualified candidates. Our Board of Directors reviews the qualifications, experience and background of the candidates, and as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board of Directors evaluates each individual in the context of the

Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included on the attached proxy card was recommended for inclusion by all of the other members of our Board of Directors.

Diversity

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board of Directors; however, we seek to nominate Directors with a variety of complementary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for Directors (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; and familiarity with international business, markets and cultures, as well as corporate securities and tax laws. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

Corporate Governance Guidelines

Our commitment to good corporate governance is embodied in our Corporate Governance Guidelines. The Corporate Governance Guidelines set forth the Board’s processes and procedures to assist it in the exercise of its responsibilities and to serve the interests of the Company and its stockholders. The Corporate Governance Guidelines are available at the Investor Relations section of our Web site at www.bio-rad.com. You may also obtain a printed copy of the Corporate Governance Guidelines without charge by writing to us at:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

Board Leadership and Risk Oversight

Our Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Our Board of Directors has determined that having Norman Schwartz serve as Chief Executive Officer and Chairman of the Board is in the best interest of the Company’s stockholders at this time. This structure permits Mr. Schwartz to manage our day-to-day operations and the oversight of the Board’s activities efficiently.

Companies face a variety of risks, including credit risk, liquidity risk and operational risk. The Board of Directors believes an effective risk management system will timely identify the material risks that the Company faces, communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board of Directors or the relevant Board committee, implement appropriate and responsive risk management strategies consistent with the Company’s risk profile and integrate risk management into the Company’s decision-making. Our entire Board of Directors oversees general risk management of the Company and continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board of Directors also encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. In addition, our Audit Committee assists our Board of Directors with oversight of the Company’s financial statements and compliance with legal and regulatory requirements. We believe that the leadership structure of our Board of Directors supports effective oversight of the Company’s risk management.

Communications with the Board of Directors

Individuals, including stockholders, may contact an individual director, the Board as a group, or a specified Board committee or group, including the non-management directors or independent directors as a group, by the following means:

Bio-Rad Laboratories, Inc.

1000 Alfred Nobel Drive

Hercules, California 94547

Attention: Corporate Secretary

The Corporate Secretary will promptly forward all such communications to the Chairman of the Board. Louis Drapeau presides over the meetings of non-management directors or independent directors as a group.

Availability of Documents

Our Code of Business Ethics and Conduct, along with our Corporate Governance Guidelines and Audit Committee Charter, as stated above, are available at the Investor Relations section of our Web site, www.bio-rad.com.

Board of Directors’ Policy Regarding Board Members’ Attendance at Annual Meetings

Every member of our Board of Directors that is standing for re-election is expected to attend our annual meeting of stockholders in person, absent extraordinary circumstances such as a personal emergency. All of our directors attended last year’s annual meeting of stockholders in person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2013 our Compensation Committee was composed of Albert J. Hillman and Louis Drapeau. No member of our Compensation Committee was at any time during 2013 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or compensation committee during 2013.

TRANSACTIONS WITH RELATED PERSONS

We maintain various policies and procedures relating to the review, approval, or ratification of transactions in which we are a participant and in which any of our directors, executive officers, greater than 10% stockholders or their family members have a direct or indirect material interest. Our Management Guidelines provide that any transaction proposed, initiated or approved by our employees that poses an actual or potential conflict of interest requires the prior written approval of our Chief Executive Officer. In addition, our Board or certain executive officers, depending on the dollar value of the transaction, review and approve all material transactions through the expenditure approval procedures set forth in the Management Guidelines. Our Code of Business Ethics and Conduct, which applies to all of our directors, officers, employees, and in some cases, their family members, prohibits arrangements, agreements and acts which are, or may give the impression of being, conflicts of interest with us. In addition, each quarter we require our regional managers and financial officers to sign and send a written representation letter to the corporate financial reporting group wherein they are asked to disclose any related party transactions of which they are aware. Also, each year we require our directors and executive officers to complete a questionnaire which, among other things, identifies transactions or potential transactions with us in which a director or an executive officer or one of their family members or associate entities has an interest. We also have a disclosure committee that meets quarterly to discuss, among other matters, potential conflicts of interest.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our Common Stock. Insiders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports which they file.

To our knowledge, based solely upon our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, during the fiscal year ended December 31, 2013, all Section 16(a) filing requirements applicable to insiders were complied with.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Program Objectives and Philosophy

Our named executive officers are: Norman Schwartz, President, Chief Executive Officer and Chairman of the Board; Christine A. Tsingos, Executive Vice President and Chief Financial Officer; John Goetz, Executive Vice President and President of the Clinical Diagnostics Group; Bradford J. Crutchfield, Executive Vice President and President of the Life Science Group; and Giovanni Magni, Executive Vice President of International Sales. We maintain various compensation programs for our named executive officers. Our executive compensation program, taken as a whole, has several objectives. The overriding objective of our executive compensation program is to attract, retain, motivate and develop the type of executives who will develop and execute strategic initiatives that help us to continue to grow a profitable business. We also want our executive compensation program to align the interests of the executives with the interests of the Company and its shareholders. Finally, we want to reward our executives for business achievements and satisfaction of corporate objectives without creating risks which could have a material adverse effect on the Company.

In developing our overall executive compensation program and in setting individual pay levels for the named executive officers, we strive to meet the following goals:

•	To pay salaries that are competitive in our industry and our geographical market.

•	To use executive pay practices that are commonly found in our industry, as appropriate.

•	To pay salaries and award merit increases on the basis of the individual executive’s performance and contributions and the value of the executive’s position within our organization.

•	To maintain a “pay for performance” outlook, particularly in our incentive programs.

•	To manage risk taking by incorporating objective company performance targets into our incentive programs.

Our executive compensation program is designed to reward our executives for Company and individual performance. Because we feel that each of our named executive officers provides unique services to us, we do not use a fixed relationship between base pay, annual performance-based cash bonus payments and equity awards. When we make our final decisions about a named executive officer’s total compensation package for a year, we look at the three elements of compensation (base pay, potential performance-based bonus payments and equity awards) individually and as a complete package. Overall, we believe that our total compensation program for executives is reasonable while being competitive within the market in which we compete for executive talent.

Shareholder Say-on-Pay Vote

At our 2011 meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 98% of the votes cast on this “2011 say-on-pay vote” were voted in favor of the proposal. We have considered the 2011 say-on-pay vote and we believe that the overwhelming support of our stockholders for the 2011 say-on-pay vote proposal indicates that our stockholders are generally supportive of our approach to executive compensation. Thus we have not made any material changes to our executive compensation arrangements in response to the 2011 say on pay vote. At our 2011 meeting of stockholders, our stockholders also voted in favor of the proposal to hold say on pay votes every three years. In the future, we will continue to consider the outcome of our triennial say-on-pay votes when making compensation decisions regarding the named executive officers.

The Components of Our Executive Compensation Program

To achieve the above goals, we have created an executive compensation program which consists of base pay, a short-term performance-based cash bonus program pursuant to the Incentive Bonus Plan, or IBP, and an equity grant program providing long-term incentives. We use this mix of compensation types for a variety of reasons:

•	These types of programs, as a package, are typically offered by the types of companies from which we typically seek executive talent.

•	These programs, as a package, provide an immediate and a long-term incentive for the executive officers, thereby helping to align the executives’ interests with those of the Company.

•	We apply differing performance goals to the various types of rewards to help motivate the executives to accomplish separate and diverse corporate and individual goals.

•	Diverse programs, performance targets, and payout timing help manage risk taking.

We also provide executives with a package of fringe benefits on the same basis that is provided to all full-time benefits eligible employees. These benefits include such items as health insurance, tax qualified profit sharing plan contributions and group term life insurance. We do not provide the executives with any benefits that are not generally available to other full-time professional employees.

We believe that our executive compensation program, taken as a whole, is a cost-effective method of providing competitive pay to our named executive officers and implementing our compensation philosophy and objectives.

Our Process for Setting Executive Compensation

Our Human Resources Department provides various types of compensation information to the President/Chief Executive Officer/Chairman of the Board and to the Compensation Committee for their consideration and reference in the evaluation and eventual determination of each executive’s total compensation package. The Compensation Committee’s focus is on the compensation of the President/Chief Executive Officer/Chairman and the incentive bonus and equity awards of the named executive officers. The President/Chief Executive Officer/Chairman determines the base pay for the officers who directly report to him, including four of the named executive officers. Our process for setting executive compensation is described below.

Base Pay

In connection with setting levels of base pay, our Human Resources Department reviews independently published surveys of executive compensation levels which cover over 1,000 U.S. based companies, varying in size and industry and prepares a report summarizing their findings. In 2013 our Human Resources Department reviewed data from the Radford Technology Survey, which provides data from a wide range of technology sub-industries, and the Equilar – Total Compensation Report, which provides compensation information for executive positions in publicly traded peer companies. From this information, our Human Resources Department determined the market salary at the median level for each executive position. In addition, we review the compensation of a smaller group of companies in industry sectors in which we compete to provide additional guidance in setting base pay. This group consists of the companies in our peer group, which is discussed below under the section titled “Incentive Bonus Plan (Cash Based Incentive Program).” Our Human Resources Department reviews this information with the President/Chief Executive Officer/Chairman, and with respect to the President/Chief Executive Officer/Chairman directly with the Compensation Committee, who then decide if the individual base pay levels of executives need to be adjusted. Our Compensation Committee does not see any of the individual companies in the surveys, except for the companies within our peer group with respect to our President/Chief Executive Officer/Chairman’s base pay. Other factors considered in determining base pay, in addition to the survey and peer group information presented by the Human Resources Department, are:

•	The financial position of the Company compared to the previous year;

•	General economic conditions both nationally and in the local market of our corporate office;

•	The executive’s achievement of individual performance goals established for the year; and

•	Where the executive’s current base pay falls relative to survey data and other company executives.

Based on all of the factors outlined above, as well as the market data, the Compensation Committee, in the case of the President/Chief Executive Officer/Chairman, and the President/Chief Executive Officer/Chairman, for the other named executive officers, determine the named executive officer’s base pay for the following year, and thus any of these criteria could materially impact the named executive officer’s base pay.

Incentive Bonus Plan (Cash Based Incentive Program)

All of our named executive officers participate in our company-wide annual cash bonus program, which is known as the Incentive Bonus Plan, or IBP. The plan, which covers all of the named executive officers, as well as other employees, operates on a calendar year basis. Prior to the beginning of the year, objective performance metrics in three areas of achievement are determined and approved by executive management. In 2013 these metrics consisted of the following corporate targets: $2,140,602 thousand in sales, $235,483 thousand in direct contribution from operations, and 11.4% of reported sales for cash flow.

We have the ability to modify the goals after the beginning of a year, particularly in response to an unforeseen change in business conditions that makes an established goal irrelevant or inappropriate, subject to the approval of our Chief Executive Officer. In 2013, we modified our corporate sales target to $2,141,694 thousand to account for the effect of foreign currency and an acquisition, and we modified our corporate direct contribution from operations target to $225,806 thousand and our cash flow target to 11.0% of reported sales to account for the acquisition.

For our named executive officers, these metrics are applied at the company-wide level and/or at the group level. In addition to the corporate targets set forth above, in 2013 John Goetz had targets for our Clinical Diagnostics Group of $1,407,633 thousand in sales and $330,088 thousand in direct contribution from operations; Giovanni Magni had targets for our International Sales Organization of $1,372,677 thousand in sales and $463,296 thousand in direct contribution from operations; and Bradford J. Crutchfield had targets for our Life Science Group of $717,361 thousand in sales and $61,624 thousand in direct contribution from operations.

Some of these goals were modified to account for the effect of foreign currency, and an acquisition, which resulted in the following modified targets: Mr. Goetz, $1,401,185 thousand in sales for our Clinical Diagnostics Group; Mr. Magni, $1,357,455 thousand in sales for our International Sales Organization; and Mr. Crutchfield, $725,442 thousand in sales and $51,835 thousand in direct contribution for our Life Science Group.

We also have the ability to modify the calculation of the achievement of the targets after the beginning of a year, particularly in response to an unforeseen change in business conditions, subject to the approval of our Chief Executive Officer. In 2013, we modified the corporate sales achievement result from $2,132,694 thousand to $2,137,694 thousand to account for a termination of a regional distributor, and we modified the corporate direct contribution from operations achievement result from $169,456 thousand to $200,218 thousand to account for the distributor termination, certain legal accruals, and acquisition earn-out credits. For these same reasons we made the following modifications: for Mr. Crutchfield and the Life Science Group, the sales achievement result from $709,980 thousand to $714,980 thousand and the direct contribution from operations achievement result from $50,367 thousand to $51,129 thousand; and for Mr. Magni and the International Sales Organization, the sales achievement result from $1,338,086 thousand to $1,343,086 thousand and the direct contribution from operations achievement result from $432,142 thousand to $434,142 thousand.

Including the effects of the adjustments to the targets and achieved results as described above, the results actually achieved were as follows: for corporate, sales were 99.8% of target, direct contribution from operations was 88.7% of target and cash flow was 8.4% of reported sales; for the Clinical Diagnostics Group, sales were 100.5% of target and direct contribution from operations was 94.7% of target; for the Life Science Group, sales were 98.6% of target and direct contribution from operations was 98.6% of target; and for the International Sales Organization, sales were 98.9% of target and direct contribution from operations was 93.7% of target.

We believe these performance metrics promote a strong link between employee contribution and overall company performance. By rewarding employees for meeting and exceeding sales, profitability and cash flow, we motivate them to improve the Company’s performance.

The IBP makes a payout only if threshold levels equal to 98% of the targets for sales and/or direct contribution are satisfied. If the sales and/or direct contribution goal is met, the named executive officers as well as other IBP participants receive a payment indexed to a percentage of their base pay, based on the achievement relative to each of the established metrics. The percentage of base pay which can be awarded varies based upon job position/salary grade. In 2013 the target bonuses for our named executive officers ranged from 45% to 70% of their base pay. The payments under this program can be as much as twice the target bonus, but the named executive officers (as well as the other people who participate in the IBP) will not receive this benefit unless we meet the minimum required performance goals. With respect to bonuses awarded for 2013, our named executives achieved between 9% and 27% of their base pay. Payments are typically made during the first quarter of the following year. We have no policy regarding the adjustment or recovery of IBP awards in the event that an accounting restatement results in corporate goals not being satisfied.

We establish the target bonus levels, in part, by reviewing competitive market data of companies in our peer group. The target bonus levels for our named executives in 2013 are set forth in the table, “Grants of Plan-Based Awards Table.”

We consider a number of potential criteria to determine which companies to include in our peer group, including companies in our industry of comparable size as measured by sales, market capitalization or asset base, in our geographic proximity, and with whom we compete for employee talent.

In 2013 the companies we considered comprising our peer group were Allere, Becton Dickinson, Biogen Idec, Boston Scientific, Hologic, Illumina, Life Technologies, PerkinElmer, Qiagen, Sigma-Aldrich, Thermo Fisher Scientific and Waters. The 2013 peer group was modified relative to 2012 as follows: Beckman Coulter and Millipore were removed because they are no longer independent public companies; Affymetrix was removed due to its size relative to the Company; and Allere, Hologic, Illumina and Waters were added because they conformed to the selection criteria described above in 2013. In 2014, we will remove Life Technologies due to its acquisition by Thermo Fisher Scientific.

While our Company reserves the right to award discretionary bonus payments to employees, no such payments were made to any of the named executive officers in the last five years.

Equity Compensation

Another key component of our executive compensation program is equity grants. We make grants of restricted stock units and options to purchase our stock to the named executive officers, as well as other employees, under our 2007 Incentive Award Plan.

In 2013, we granted non-qualified stock options and restricted stock units to our named executive officers. We generally grant options to purchase Class A Common Stock and Class A Common restricted stock units to all named executive officers, except for Norman Schwartz, who has received options to acquire Class B Common Stock and Class B Common restricted stock units. The holders of Class B Common Stock have certain preferential voting rights, as described in the section titled “Voting Securities” above. Norman Schwartz receives options to acquire Class B Common Stock and Class B Common restricted stock units because the Schwartz family has, and plans to retain, a controlling interest in our Company through its ownership of Class B Common Stock. All non-qualified stock options have an exercise price equal to fair market value on the date of grant. Options granted to named executive officers generally vest on a five year basis, at a rate of 20% of the option grant on each anniversary date of the grant. All of the options have a ten year term. Restricted stock units granted to our named executive officers in 2013 vest on a five-year basis at a rate of 20% per year beginning one year from the grant date. We granted a combination of restricted stock units and stock options to our named executive officers to align ourselves with current market equity compensation practices.

Our process for granting equity to named executive officers has been as follows: first we conduct a general review of certain market information provided by outside independent equity compensation surveys, which cover large numbers of U.S. companies varying in size and industry. In 2013 we determined competitive market grant levels using the Radford Technology Survey and Equilar Total Compensation Report. Next we consider the size of the equity pool, which contains a number of shares that approximates a percentage of our outstanding shares as of the prior year, which in 2013 was 0.68%. The amount of equity available for grant to all eligible employees, including our named executive officers, is generally limited by the size of this equity pool. Subject to this limitation and based on the market information, our Human Resources Department creates individual equity grant recommendations, which provide a range of potential option grants and restricted stock unit grants based on job position/salary grade, including for the positions of our named executive officers. For those employees receiving both stock options and restricted stock units, we generally split the two types of awards evenly by value. Since stock options are valued less than restricted stock units, we award a greater number of stock options than restricted stock units to our named executive officers.

Using the equity grant recommendations created by our Human Resources Department and considering individual performance, management suggests an allocation of the equity pool among all eligible employees to the Compensation Committee. The Compensation Committee reviews the suggested allocation of awards and makes a recommendation to the entire Board of Directors. Based on the Compensation Committee’s recommendation, the Board of Directors makes its own determination as to the size and mix of the grants to individuals. The Board provides the approved equity grant and pricing information to the President/Chief Executive Officer/Chairman for implementation. The Board of Directors met and approved the 2013 equity grants to our named executive officers on September 11, 2013, which was the grant date. The equity grants for our named executives in 2013 are set forth in the table, “Grants of Plan-Based Awards Table.”

We believe that the grant of restricted stock units and fair market value stock options provides benefits to both the Company and the executive. We benefit because:

•	The restricted stock units and the options help to align the executive’s financial interest with the Company’s and the shareholders’ long-term interests.

•	The restricted stock units and options help us retain the executives in a competitive market.

The executives benefit because:

•	They can realize additional income as grants vest or if our shares increase in value.

•	With respect to options, they have no personal income tax impact until they exercise the options.

We do not maintain any equity ownership guidelines for our named executive officers. We have no corporate policy regarding an executive’s hedging of their Company shares, except with respect to short sales and transactions in publicly traded options as outlined in our insider trading policy.

Other Compensation

The Company provides its executive officers with the following benefits that are also available to all of its regular status employees:

401(k) Plan. The Company offers to all regular status employees the opportunity to participate in a 401(k) Profit Sharing Plan. The 401(k) Profit Sharing Plan permits eligible employees of the Company to defer up to 50% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company also provides a discretionary profit sharing contribution to all regular status employees with more than one year of service. The Profit Sharing contribution is made on a quarterly basis and is subject to certain limitations imposed by the Code. The Profit Sharing contribution is subject to a three year cliff vesting schedule. Each of our named executive officers received a contribution in the amount of $12,750 from the Company in 2013.

Health and Welfare Benefits. The Company’s healthcare, disability insurance, and other welfare and employee-benefit programs are the same for all eligible regular status employees, including executive officers. Because of the importance placed by the Company on the health and welfare of its employees, the Company paid 80% of the premiums associated with these programs on behalf of all of its regular status employees and their dependents in 2013.

Term Life Insurance. In addition to the forgoing, the Company also provides all regular status employees with term life insurance coverage of two times annual salary up to a maximum of $500,000.

We have no employment agreements with our named executive officers, and therefore, there are no individual written agreements that would provide them with additional perquisites. There are no formal or informal corporate policies that provide benefits (that are not integrally and directly related to the performance of the executive’s duties) to our named executive officers which are not available to the general employee population.

Internal Pay Equity

Our compensation programs are designed so that potential realizable compensation is set relative to each executive’s level of responsibility and potential impact on our performance. While the compensation levels and design may be similar for executives at the same level, actual compensation may vary due to changes in an executive’s base salary and individual performance over time.

Tax Considerations

Section 162(m) of the Code limits the tax deductibility by us of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” All members of the Compensation Committee qualify as outside directors.

The Compensation Committee may consider the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. The deductibility of some types of compensation payments can depend upon the timing of an executive’s vesting or exercise of previously granted rights or termination of employment. Interpretations of and changes in applicable tax laws and regulations, as well as other factors beyond the Compensation Committee’s control, also can affect the deductibility of compensation.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned by our named executive officers as a result of company operations for the fiscal years ended December 31, 2013, December 31, 2012 and December 31, 2011:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)[2]	All Other Compensation ($)[3]	Total ($)
Norman Schwartz	2013	810,000	1,527,500	1,994,097	217,700	16,314	4,565,611
President, Chief Executive	2012	803,385	1,404,282	1,780,847	516,175	16,064	4,520,753
Officer and Chairman	2011	770,000	1,200,720	1,703,502	154,962	15,814	3,844,998

Christine A. Tsingos	2013	423,330	93,600	120,314	37,043	13,954	688,241
Executive Vice President	2012	421,291	107,320	107,642	175,889	13,704	825,846
and Chief Financial Officer	2011	420,539	98,040	97,454	52,855	13,454	682,342

John Goetz	2013	577,023	175,500	120,314	136,141	20,070	1,029,048
Executive Vice President and	2012	554,928	160,980	107,642	316,482	19,820	1,159,852
President, Clinical Diagnostics	2011	551,154	117,648	113,696	76,353	19,570	878,421

Bradford J. Crutchfield	2013	498,430	140,400	120,314	101,244	13,878	874,266
Executive Vice President and	2012	481,156	128,784	107,642	55,634	13,237	786,453
President, Life Science	2011	474,285	117,648	113,696	25,221	12,250	743,100

Giovanni Magni[4]	2013	406,665	140,400	120,314	61,635	16,854	745,868
Executive Vice President of	2012	392,769	128,784	107,642	172,082	14,282	815,559
International Sales

[1]

The amounts reported under “Stock Awards” and “Option Awards” in the above table reflect the grant date fair value of these awards as determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation, excluding the effects of estimated forfeitures. We based the fair value of stock awards on the market price of the shares awarded on the grant date. We calculated the value of stock option awards using the Black-Scholes option-pricing model. The valuation assumptions used in the valuation of option awards may be found in Note 9 to the Company’s audited financial statements included in our Annual report on Form 10-K for the year ended December 31, 2013 and filed with the Securities and Exchange Commission on March 18, 2014. Please see the “Grants of Plan-Based Awards Table” for more information regarding equity awards granted during fiscal year 2013.

[2]

“Non-Equity Incentive Plan Compensation” is composed entirely of cash bonuses awarded under the IBP with respect to performance during the 2011, 2012 and 2013 fiscal years, respectively. Further information about the IBP can be found in the text in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).” Amounts earned in 2011 were paid during fiscal year 2012, amounts earned in 2012 were paid during fiscal year 2013 and amounts earned in 2013 were paid in fiscal year 2014.

[3]

“All Other Compensation” represents: contributions to each of our named executive officers of $12,250 in 2011, $12,500 in 2012 and $12,750 in 2013 to our tax qualified profit sharing plan; and term life insurance costs paid on behalf of certain named executive officers.

[4]	Mr. Magni became a named executive officer for the first time for the fiscal year ended December 31, 2012.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information about equity and non-equity awards granted to named executive officers in 2013 (the named executive officers participate in both a cash based incentive program and an equity program):

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	All Other Option Awards: Number of Securities Underlying Options (#)[3]	Exercise or Base Price of Option Awards ($/Sh)[4]	Grant Date Fair Value of Stock and Option Awards ($)[5]
		Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]
Norman Schwartz	—	40,500	567,000	1,134,000
	9/11/2013				13,000			1,527,500
	9/11/2013					39,000	117.50	1,994,097
Christine A. Tsingos	—	21,167	190,499	380,997
	9/11/2013				800			93,600
	9/11/2013					3,200	117.00	120,314
John Goetz	—	28,851	288,511	577,023
	9/11/2013				1,500			175,500
	9/11/2013					3,200	117.00	120,314
Bradford J. Crutchfield	—	24,922	249,215	498,430
	9/11/2013				1,200			140,400
	9/11/2013					3,200	117.00	120,314
Giovanni Magni	—	20,333	203,332	406,665
	9/11/2013				1,200			140,400
	9/11/2013					3,200	117.00	120,314

[1]

These amounts represent threshold, target and maximum amounts that could have been earned for fiscal year 2013 pursuant to the IBP. Actual amounts earned for fiscal year 2013 are included in the “Summary Compensation Table” above. A detailed description of our Cash Based Incentive Program is discussed above in the section titled “Our Process for Setting Executive Compensation – Incentive Bonus Plan (Cash Based Incentive Program).”

[2]

Represents restricted stock unit grants made under our 2007 Incentive Award Plan. Restricted stock units granted vest over a five-year period at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[3]

Represents the grant of non-qualified stock options made under our 2007 Incentive Award Plan. Option awards have a ten-year term and vest over five years at a rate of 20% per year beginning one year from the grant date. A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[4]	The exercise price of Class A and Class B option awards is the closing price of the Company’s stock on the grant date.

[5]

The amounts set forth in the “Grant Date Fair Value of Stock and Option Awards” column are the full grant date fair values of the awards determined in accordance with FASB ASC Topic 718 Compensation – Stock Compensation. The valuation assumptions used in determining these amounts are described in Note 9 to the Company’s audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2013:

Name	Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
Norman Schwartz	2/9/2005	75,628	—	56.40	2/9/2015	—	—
	4/3/2006	76,913	—	63.00	4/3/2016	—	—
	8/1/2007	37,500	—	75.00	8/1/2017	—	—
	6/11/2008	37,500	—	88.48	6/11/2018	—	—
	6/10/2009	29,600	7,400	75.38	6/10/2019	2,400	296,904
	9/8/2010	22,200	14,800	84.57	9/8/2020	4,800	593,808
	11/4/2011	14,800	22,200	100.06	11/4/2021	7,200	890,712
	9/12/2012	7,850	31,400	107.32	9/12/2022	10,468	1,294,996
	9/11/2013	—	39,000	117.50	9/11/2023	13,000	1,608,230
Christine A. Tsingos	4/3/2006	1,000	—	62.47	4/3/2016	—	—
	8/1/2007	3,000	—	75.32	8/1/2017	—	—
	6/11/2008	3,000	—	88.00	6/11/2018	—	—
	6/10/2009	2,400	600	74.27	6/10/2019	200	24,722
	9/8/2010	1,800	1,200	84.57	9/8/2020	400	49,444
	11/4/2011	1,200	1,800	98.04	11/4/2021	600	74,166
	9/12/2012	650	2,600	107.32	9/12/2022	800	98,888
	9/11/2013	—	3,200	117.00	9/11/2023	800	98,888
John Goetz	2/9/2005	7,000	—	57.49	2/9/2015	—	—
	4/3/2006	7,000	—	62.47	4/3/2016	—	—
	8/1/2007	3,500	—	75.32	8/1/2017	—	—
	6/11/2008	3,500	—	88.00	6/11/2018	—	—
	6/10/2009	2,800	700	74.27	6/10/2019	240	29,666
	9/8/2010	2,100	1,400	84.57	9/8/2020	480	59,333
	11/4/2011	1,400	2,100	98.04	11/4/2021	720	88,999
	9/12/2012	650	2,600	107.32	9/12/2022	1,200	148,332
	9/11/2013	—	3,200	117.00	9/11/2023	1,500	185,415

Name	Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable[1]	Option Exercise Price ($)[2]	Option Expiration Date[3]	Number of Shares or Units of Stock That Have Not Vested (#)[4]	Market Value of Shares or Units of Stock That Have Not Vested (#)[5]
Bradford J. Crutchfield	2/9/2005	3,499	—	57.49	2/9/2015	—	—
	4/3/2006	3,500	—	62.47	4/3/2016	—	—
	8/1/2007	1,750	—	75.32	8/1/2017	—	—
	6/11/2008	2,100	—	88.00	6/11/2018	—	—
	6/10/2009	1,750	700	74.27	6/10/2019	240	29,666
	9/8/2010	1,400	1,400	84.57	9/8/2020	480	59,333
	11/4/2011	1,290	2,100	98.04	11/4/2021	720	88,999
	9/12/2012	650	2,600	107.32	9/12/2022	960	118,666
	9/11/2013	—	3,200	117.00	9/11/2023	1,200	148,332
Giovanni Magni	2/9/2005	5,000	—	57.49	2/9/2015	—	—
	4/3/2006	6,000	—	62.47	4/3/2016	—	—
	8/1/2007	3,500	—	75.32	8/1/2017	—	—
	6/11/2008	3,500	—	88.00	6/11/2018	—	—
	6/10/2009	2,800	700	74.27	6/10/2019	240	29,666
	9/8/2010	2,100	1,400	84.57	9/8/2020	480	59,333
	11/4/2011	1,400	2,100	98.04	11/4/2021	720	88,999
	9/12/2012	650	2,600	107.32	9/12/2022	960	118,666
	9/11/2013	—	3,200	117.00	9/11/2023	1,200	148,332

A detailed description of our process for granting equity awards is discussed in the section titled “Our Process for Setting Executive Compensation – Equity Compensation.”

[1]	Options granted vest over five years at 20% per year on the yearly anniversary date of the grant.

[2]	The exercise price of Class A and Class B option awards is the closing price of the Company’s Common Stock on the grant date.

[3]	Options granted have a ten-year term.

[4]	Restricted stock units vest over a five-year period at a rate of 20% per year beginning one year from the grant date.

[5]	Market Value is calculated based on the closing price of the Company’s Common Stock on December 31, 2013, which was $123.61 for Class A shares and $123.71 for Class B shares.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information on the actual value received upon exercise of stock options by the named executive officers in 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Norman Schwartz	62,421	4,353,241	12,317	1,442,574
Christine A. Tsingos	—	—	1,000	116,926
John Goetz	8,000	542,640	1,254	146,616
Bradford J. Crutchfield	4,000	277,960	1,194	139,632
Giovanni Magni	6,000	416,940	1,194	139,632

[1]	Represents the dollar value realized based on the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the option.

[2]	Represents the dollar value based on the closing price of the Company’s Common Stock on the vesting date.

PENSION BENEFITS

Our named executive officers received no benefits in fiscal 2013 under defined pension or defined contribution plans other than contributions to each of our named executive officers of $12,750 in 2013 to our tax qualified 401(k) Profit Sharing Plan.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain any nonqualified deferred compensation plans.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

Aside from provisions in our 2007 Incentive Award Plan and our discretionary severance benefits, which are discussed in the next paragraph, we do not provide any additional payments to named executive officers upon their resignation, termination, retirement or upon a change of control. Our named executive officers do not currently have employment agreements with the Company.

Our 2007 Incentive Award Plan provides that in the event of a “change in control”, all equity awards will become fully exercisable and all forfeiture restrictions on such awards will lapse immediately prior to such change in control, unless otherwise specified in any applicable award agreement. Our restricted stock unit award agreements currently provide that no such acceleration shall apply when the successor corporation assumes the equity awards or substitutes equivalent rights for such awards. Our severance benefits are discretionary, and may be provided when we terminate an individual’s employment in the normal course of business and the termination is not “for cause.” The following table sets forth values that could have been realized by our named executive officers as of December 31, 2013 upon a change in control of our Company (in the case of accelerated equity) in the event the equity awards were not assumed or substituted by the successor corporation and as a result all unvested equity awards became fully vested, or upon termination of employment of the named executive officers (in the case of estimated severance pay):

	Potential Benefits Upon a Change in Control		Potential Post-Termination Benefits
Name	Intrinsic Value of Accelerated Stock Options ($)[1]	Intrinsic Value of Accelerated Restricted Stock Units ($)[2]	Estimated Severance Pay ($)
Norman Schwartz	2,218,780	4,684,650	810,000
Christine A. Tsingos	185,984	346,108	179,101
John Goetz	206,397	511,745	580,800
Bradford J. Crutchfield	206,397	444,996	501,300
Giovanni Magni	206,397	444,996	283,154

[1]	Intrinsic value is based on the difference between the closing price of the Company’s Common Stock on December 31, 2013 and the exercise price of the option.

[2]	Intrinsic value is based on the closing price of the Company’s Common Stock on December 31, 2013.

DIRECTOR COMPENSATION

Our Board of Directors compensation is established by the Chairman of the Board. In 2013 our Human Resources Department provided the Chairman of the Board with information on board of directors pay from our peer group (our method of determining our peer group is described in the section titled “Our Process for Setting Executive Compensation” above).

Employee Directors receive no additional compensation for Board service. From January to September 2013, non-employee Directors who did not serve on the Audit Committee received a cash payment of $4,167 per month, non-employee Directors who served on the Audit Committee received a cash payment of $5,000 per month and the Audit Committee Chairman received $5,417 per month. From October to December 2013, non-employee Directors received $7,083 per month and the Audit Committee Chairman received $8,750 per month. If the full Board of Directors meets (either in person or by telephone) more than 16 times per year, non-employee Directors receive an additional cash payment of $100 per meeting for each meeting in excess of 16. We pay no other types of meeting fees or committee service retainers to Board members. We do not reimburse any Board members for travel expenses relating to Board meetings. Our Directors received no benefits in fiscal 2013 under defined pension or defined contribution plans. We do not award equity to non-employee Directors.

The following table provides information about Director compensation during 2013 for those Directors who are not named executive officers.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Deborah J. Neff	69,580	—	—	—	—	—	69,580
Albert J. Hillman	66,249	—	—	—	—	—	66,249
Ted W. Love, M.D1	20,000	—	—	—	—	—	20,000
Louis Drapeau	75,000	—	—	—	—	—	75,000
Alice N. Schwartz	58,750	—	—	—	—	—	58,750

[1]	Dr. Love did not stand for re-election last year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s Chairman and President and Chief Executive Officer. Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the annual report on Form 10-K and proxy statement.

THE COMPENSATION COMMITTEE

Albert J. Hillman

Louis Drapeau

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our Audit Committee was established in 1992, and our Board of Directors adopted its Audit Committee charter on June 7, 2000. Our Board of Directors adopted a new Audit Committee Charter on March 11, 2004 and amended it on July 22, 2009, March 28, 2012 and March 19, 2014, a copy of which is available at the Investor Relations section of our Web site, www.bio-rad.com. During all or part of fiscal year 2013, the Audit Committee was comprised of Albert J. Hillman, Louis Drapeau, Ted W. Love, MD and Deborah J. Neff who were “independent” directors, as determined in accordance with the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual. Mr. Hillman joined the Audit Committee in October 2001. Mr. Drapeau joined the Audit Committee on February 14, 2007. Dr. Love joined the Audit Committee on March 24, 2010 and resigned as of April 23, 2013 when he did not stand for re-election as a director last year. Ms. Neff joined the Audit Committee on April 24, 2013.

On August 30, 2013, Ernst & Young LLP resigned as our independent auditors, and our Audit Committee approved our acceptance of the resignation.

Ernst and Young LLP’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2012 and December 31, 2011 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2012 and December 31, 2011 and during the subsequent interim period through August 30, 2013, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of the disagreements in its reports for such periods.

Except for the material weakness in internal control over financial reporting that we identified as previously described in Item 4 of our filing on Form 10-Q for the quarter ended June 30, 2013 and in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K of the rules and regulation of the Securities and Exchange Commission. The Audit Committee has discussed each of these matters with Ernst & Young LLP.

On October 8, 2013, we engaged KPMG LLP as our independent auditors for our fiscal year ending December 31, 2013 based on the recommendation and authorization of our Audit Committee.

In deciding to engage KPMG LLP, our Audit Committee reviewed auditor independence and existing commercial relationships with KPMG LLP, and concluded that KPMG LLP has no commercial relationship with us that would impair its independence.

During the fiscal years ended December 31, 2012 and December 31, 2011, and in the subsequent interim period through October 8, 2013, neither we nor anyone acting on our behalf consulted with KPMG LLP on any of the matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted accounting practices, attesting to the effectiveness of the Company’s internal control over financial reporting and issuing reports thereon. Our Audit Committee’s responsibility is to monitor and oversee these processes. The following is our Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 31, 2013.

Our Audit Committee has:

•	reviewed and discussed our audited financial statements with management;

•	reviewed and discussed our assessment of internal control over financial reporting with management;

•

discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from KPMG LLP, our independent auditors, required by applicable requirements of the Public Accounting Oversight Board regarding our independent auditors’ communications with the Audit Committee concerning independence, and has discussed with our independent auditors the independent auditors’ independence.

Our management concluded that a material weakness exists at December 31, 2013, as set forth in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and our Audit Committee has reviewed and discussed this assessment with our management.

Based on the review and discussions referred to above, our Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees: Set forth below are the aggregate fees billed for professional services rendered for the fiscal year ended December 31, 2013 by KPMG LLP and the aggregate fees billed for professional services rendered for the fiscal year ended December 31, 2012 by Ernst & Young LLP.

	2013	2012
	KPMG LLP	Ernst & Young LLP
Audit Fees[1]	$5,203,000	$5,682,000
Audit-Related Fees[2]	$0	$142,000
Tax Fees[3]	$369,000	$1,602,000
All Other Fees[4]	$661,000	$585,000

[1]

Audit Fees included aggregate fees for professional services performed in connection with the audit of our annual consolidated financial statements and internal controls, the reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, and the attestation services for the statutory audits of international subsidiaries.

[2]

Audit-related fees included aggregate fees for services rendered during the fiscal year for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and due diligence in connection with mergers and acquisitions, attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

[3]	Tax Fees included aggregate fees for professional services performed in connection with tax planning, international tax compliance and expatriate income taxes.

[4]

All Other Fees for 2013 included fees for services in connection with enterprise resource planning implementation review. All Other Fees for 2012 included fees for services in connection with enterprise resource planning implementation review, accounting workshops, and testing of an Information Technology (IT) system.

The Audit Committee pre-approves each and every service performed by our independent auditors, including the services described in each of the four subcategories above.

Our Audit Committee has considered whether the provision of services described above under the caption “Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees” is compatible with maintaining our independent auditors’ independence, and has determined that the provision of such service to us does not compromise the independent auditor’s independence.

THE AUDIT COMMITTEE

Albert J. Hillman

Louis Drapeau

Deborah J. Neff

The Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, and shall not otherwise be deemed filed under these Acts.

II. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our Board of Directors has selected KPMG LLP, independent public accountants, to serve as our auditors for the fiscal year ending December 31, 2014. A representative of KPMG LLP is expected to be present at the annual meeting of stockholders to make a statement if he or she desires to do so and to respond to appropriate questions.

Although we are not required to do so, we wish to provide our stockholders with the opportunity to express their opinion on the selection of auditors, and accordingly we are submitting a proposal to ratify the selection of KPMG LLP. If our stockholders should fail to ratify this proposal, our Board of Directors will consider the selection of another auditing firm.

The Board of Directors recommends that you vote FOR ratification of KPMG LLP to serve as our independent auditors for the fiscal year ending December 31, 2014.

III. AMENDMENT TO 2007 INCENTIVE AWARD PLAN

We are asking our stockholders to approve an amendment (the “Amendment”) to the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan, as approved by our stockholders on April 24, 2007 (the “2007 Plan”). The Amendment would provide for the following changes to the 2007 Plan:

•	Increase the number of shares of our Common Stock reserved for issuance under the 2007 Plan by 600,000 shares; and

•

Amend the performance criteria under the 2007 Plan to permit the grant of performance-based awards tied to achievement of the following additional performance goals: gross or net sales or revenues; operating margin; improvements in expense levels; working capital; total stockholder return; implementation or completion of critical projects or initiatives or milestones related to such projects; regulatory body approval for commercialization of a product; segment or product market share; product development; acquisitions or sales of assets (including intellectual property) or subsidiaries; in-licensing and out-licensing of intellectual property; particular operating or financial ratios; customer acquisition, expansion and retention or any combination of the foregoing; and other strategic initiatives.

We are also asking our stockholders to approve the 2007 Plan, as amended by the Amendment, to satisfy the stockholder approval requirements of section 162(m) of the U.S. Internal Revenue Code.

Our Board of Directors has approved the Amendment, subject to approval by our stockholders. Unless and until our stockholders approve the Amendment, we will continue to grant awards under the 2007 Plan’s terms and from the shares available for issuance under the 2007 Plan, without regard to the Amendment proposed in this Proposal 3. We will not grant any awards under the changes proposed in this Amendment unless and until our stockholders approve this Proposal 3.

Accordingly, if our stockholders do not approve this Proposal 3, we will not be able to grant performance-based awards tied to the achievement of the additional performance criteria for which we are seeking approval. If this Proposal 3 is not approved by our stockholders, we may continue to grant performance-based compensation under the current terms of the 2007 Plan (without regard to the Amendment) within the meaning of section 162(m) of the U.S. Internal Revenue Code, subject to the terms and limitations of the current 2007 Plan until our 2017 annual meeting of stockholders, based on our stockholders’ April 24, 2007 approval of the 2007 Plan, and we expect that, absent stockholder approval of the proposal set forth in this Proposal 3, we will seek stockholder approval of the material terms of the performance goals under the 2007 Plan at the 2017 annual meeting of stockholders.

Stockholder approval of the Amendment is necessary for us to (1) meet the stockholder approval requirements of the NYSE; (2) take tax deductions for certain compensation resulting from awards granted under the 2007 Plan that may be intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code; and (3) grant incentive stock options (ISOs) under the 2007 Plan.

Specifically, stockholder approval of the Amendment will constitute approval of the material terms of the performance goals set forth in the 2007 Plan under the stockholder approval requirements of section 162(m) of the Internal Revenue Code, which will enable us to continue to award performance-based compensation within the meaning of section 162(m) through our 2019 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Amendment will constitute approval under the stockholder approval requirements of section 422 of the U.S. Internal Revenue Code, relating to ISOs.

Introduction

We believe that equity and incentive awards are an important way to attract and retain a talented executive team and align our executives’ interests with our stockholders’ interests. The 2007 Plan was approved by our stockholders in 2007 and currently, without giving effect to the proposed Amendment, authorizes 826,000 shares for issuance under the Plan since the Plan’s inception, plus 824,360 shares of Common Stock which were available for issuance under the 2003 Stock Option Plan of Bio-Rad Laboratories, Inc. and which were not thereafter issued under such plan. As of March 14, 2014, there were 496,385 shares remaining available for future awards under the 2007 Plan. The Amendment provides for an increase in the authorized and available shares by 600,000 shares. The Amendment results in an aggregate number of shares authorized for issuance under the Plan since its inception of 2,250,360. After giving effect to the share increase in the Amendment, and presuming no awards are granted between March 14, 2014, and the date of the annual stockholder meeting, there will be no more than 1,096,385 shares available for grant under the Plan.

In deciding to approve the Amendment, our Board considered that:

•

For fiscal years 2011-2013, our three-year average burn rate was 1.65%. For fiscal year 2013, the burn rate was 1.70%. Burn rate was determined by dividing (i) the total number of shares subject to equity awards granted during the fiscal year(s) by (ii) the total weighted-average number of shares outstanding during the period. This calculation gives effect to full value award multipliers and does not reflect subsequent forfeitures or cancellations.

•

If we do not increase the shares available for issuance under our 2007 Plan, then based on our historical share usage rates, we would expect to exhaust the share limit under the 2007 Plan by the end of fiscal year 2015, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

At the end of fiscal year 2013, our overhang rate was 5.20%, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our incentive plan by (ii) the number of our shares outstanding at the end of the fiscal year. If approved, issuing the additional shares to be reserved under the 2007 Plan would dilute stockholders’ holdings by an additional 1.85% on a fully-diluted basis, based on the number of shares of our Common Stock outstanding as of March 14, 2014. Accordingly, if the Amendment is approved, we expect our overhang at the time of our 2014 annual stockholders meeting will be approximately 7%.

Stockholder approval of the Amendment will allow us to continue to provide equity awards as part of our compensation program, an important tool for motivating, attracting and retaining talented employees and for creating stockholder value. If we do not increase the shares available for issuance under the 2007 Plan, we would expect to exhaust the share limit under the 2007 Plan by the end of fiscal year 2015, based on historical usage. This would cause us to lose an important compensation tool, and may compel us to increase the cash component of employee compensation because we would need to replace components of compensation previously delivered in equity awards. Replacing equity compensation with cash may lead to a greater cash compensation expense and a decrease in cash flow.

Our Board of Directors recognizes its responsibility to strike a balance between stockholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company. The 2007 Plan reflects a broad range of compensation and governance best practices, including the following key features:

•

Limitations on grants. The maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year is 225,000 shares or $3,000,000 with respect to cash-based performance awards. However, the maximum aggregate number of shares may be adjusted to take into account equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the 2007 Plan.

•

No in-the-money option or stock appreciation right grants. The 2007 Plan prohibits us from granting options or SARs with an exercise or base price less than the fair market value, generally the closing price, of our Common Stock on the date of grant.

•

Section 162(m) qualification. The 2007 Plan is designed to allow awards made under the 2007 Plan, including equity awards and incentive cash bonuses, to qualify as performance-based compensation under section 162(m) of the U.S. Internal Revenue Code.

If our stockholders approve this Proposal 3, their approval will be considered approval of the incentive plan for purposes of sections 162(m) and 422 of the U.S. Internal Revenue Code.

In light of the factors described above, our Board of Directors believes the additional authorized shares being requested under the Amendment represents reasonable potential equity dilution and provides a significant incentive for officers, employees and consultants to increase the value of the Company for all stockholders.

The principal features of the 2007 Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the 2007 Plan, which was filed as Exhibit 4.1 to our Form S-8 filing, dated July 30, 2007, and the current Amendment, which is attached to this proxy statement as Annex A. We encourage you to read the 2007 Plan and the current Amendment carefully.

Purpose of the 2007 Plan

The purpose of the 2007 Plan is to promote the success and enhance the value of the Company by linking the personal interests of employees to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The 2007 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. The incentive plan is also designed to permit us to make cash and equity-based awards intended to qualify as “performance-based compensation” under section 162(m) of the U.S. Internal Revenue Code.

The 2007 Plan initially became effective on April 24, 2007.

Securities subject to the 2007 Plan

If our stockholders approve this proposal, the maximum aggregate number of shares of our Common Stock that may be issued or transferred by awards under the 2007 Plan will be increased by 600,000 shares, from 1,650,360 shares to 2,250,360 shares. As of March 14, 2014, there were approximately 496,385 shares remaining available for future awards under the 2007 Plan.

If any award under the 2007 Plan is cancelled, terminated, expired, forfeited or settled for cash, any shares subject to the award at that time will be available for future grants under the 2007 Plan. In addition, in the event that shares are tendered or withheld to satisfy taxes arising from an award, those shares will also be available for future grants under the 2007 Plan.

Shares issued in assumption of, or in substitution for, outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2007 Plan, to the extent permitted by applicable law or any exchange rule. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2007 Plan.

The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares, or shares purchased in the open market. For purposes of the incentive plan, the fair market value of a share of our Common Stock as of any given date generally will be the closing price for a share of our Common Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. The closing sales price for a share of our Class A Common Stock on March 14, 2014, was $126.40, as quoted on the NYSE.

Eligibility

Persons eligible to participate in the 2007 Plan include approximately 600 employees of the Company and its subsidiaries, as determined by the Board. No person is entitled to participate in the 2007 Plan as a matter of right, nor does participation constitute assurance of continued employment or service. Only those employees who are selected to receive grants by the administrator may participate in the 2007 Plan.

Awards under the 2007 Plan

The 2007 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, other stock-based awards, and performance-based awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the 2007 Plan. See the “Summary Compensation Table” and “Grants of Plan-based Awards Table” above for information on prior awards to named executive officers.

Stock Options. Stock options, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan. The option exercise price of all stock options granted pursuant to the 2007 Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by our Board of Directors, but in no event after the tenth anniversary date of grant, provided that a vested nonqualified stock option may be exercised up to 12 months after the optionee’s death. The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides. No stock option may be exercised in whole or in part following an employee’s termination of employment by the Company for “cause,” as defined in the 2007 Plan.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent, by delivering a promissory note bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code, or by tendering previously acquired shares of our Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by our Board of Directors in order to avoid adverse accounting consequences and have a fair market value on the date of delivery equal to the aggregate exercise price of the option or exercised portion thereof) or other property acceptable to our Board of Directors (including through the delivery of a notice that the participant has placed a market sell order with a broker with respect to shares then issuable upon exercise of the option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale). However, no participant who is a member of our Board of Directors or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act.

Restricted stock units. Restricted stock units (“RSUs”) entitle the holder to receive shares of our Common Stock, subject to the removal of restrictions which may include completing applicable vesting service periods or attaining pre-established performance goals. We may delay issuing shares of our Common Stock under RSUs until after the RSUs vest. RSUs may not be sold, or otherwise hypothecated or transferred, and holders of RSUs do not have voting rights. RSUs generally will be forfeited, and the underlying shares of stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Restricted stock. Restricted stock may be granted pursuant to the 2007 Plan. A restricted stock award is the grant of shares of Common Stock at a price determined by the Board (including zero), that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Board.

Stock appreciation rights. A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, deferred stock, restricted stock units, and other stock-based awards.

Section 162(m) “Performance-Based” Awards

The Board may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be performance-based awards within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax.

The Board may grant to those covered employees and other eligible persons stock options, SARs, restricted stock, RSUs, deferred stock, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable on the achievement of specified performance goals which are related to one or more of the following performance criteria, as applicable to us or any subsidiary, division, operating unit, product or individual: gross or net sales or revenues; net income; pre-tax income; operating income; cash flow (including, but not limited to, operating cash flow and free cash flow); earnings per share; return on equity; return on invested capital or assets; cost reductions or savings; funds from operations; appreciation in the Fair Market Value of Stock; implementation or completion of critical projects; segment or product market share; product development; acquisitions or sales of assets or subsidiaries; and earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization.

The Board shall define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a peer group. With regard to a particular performance period, the Board shall have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Board may reduce or eliminate (but not increase) the award. Generally, a participant will have to be employed on the date the performance-based award is paid to be eligible for a performance-based award for any period.

Award limits

The 2007 Plan provides that the maximum aggregate number of shares with respect to one or more awards that may be granted to any one person during any calendar year is 225,000 shares or $3,000,000 with respect to cash-based performance awards. However, the maximum aggregate number of shares may be adjusted to take into account equity restructurings and certain other corporate transactions as described below, the issuance of rights and certain other events described in the incentive plan.

Vesting and exercise of awards

The applicable award agreement will state when the right to exercise or receive the award vests. At any time after granting an award, the Board may accelerate the vesting period, subject to certain limitations. No portion of an award which is not vested at a participant’s termination of service will subsequently become vested, except as the Board may otherwise provide, either in the agreement relating to the award, or by action after granting the award. There are no minimal vesting requirements for awards.

A participant generally may only exercise an option or SAR while the participant remains our employee or for a specified period of time (up to the remainder of the award term) after the recipient’s termination of service, as the Board may specify.

Any required payment for the shares subject to an award will be paid in the form of cash or a check payable to us in the amount of the aggregate purchase price. However, the Board may, in its discretion and subject to applicable laws, allow payment through one or more of the following:

•	delivery (actual or constructive through attestation) of certain shares of Common Stock owned by the participant;

•	surrender of shares of Common Stock that would otherwise be issuable on exercise or vesting of the award;

•	delivery of property of any kind acceptable to our Board of Directors which constitutes good and valuable consideration;

•

with respect to options, a sale and remittance procedure where the optionee places a market sell order with a broker with respect to the shares of Common Stock then issuable on exercise of the option, and the broker timely pays a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price for the purchased shares; or

•	any combination of the methods above.

Transferability of awards

Except as otherwise provided by the Board, no award under the 2007 Plan shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Board by express provision in the award or an amendment thereto may permit an award (other than an incentive stock option) to be transferred to, exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Board, pursuant to such conditions and procedures as the Board may establish. No right or interest of a participant in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such participant to any other party other than the Company or a Subsidiary.

Plan benefits

We cannot currently determine the future benefits that our current directors, executive officers and all eligible employees will receive under the incentive plan, if approved.

Equity award grants under the 2007 Plan

The following table sets forth summary information concerning the number of shares of our Common Stock subject to options, restricted stock and RSUs made under the 2007 Plan since the 2007 Plan’s inception on April 24, 2007 through March 14, 2014:

Named Executive Officer	# of shares underlying option grants	Weighted average exercise price	# of shares underlying Restricted Stock and RSU grants
Norman Schwartz	264,250	$92.89	87,085
Christine A. Tsingos	21,450	$92.48	6,800
John Goetz	23,950	$91.60	8,940
Bradford J. Crutchfield	23,950	$91.60	8,340
Giovanni Magni	23,950	$91.60	8,340
All current executive officers as a group (12 persons)	360,800	$92.87	125,800
All employees, including current officers who are not executive officers, as a group	43,000	$86.05	752,330

Adjustments for stock splits, recapitalizations and mergers

In the event of any combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Board shall make such proportionate adjustments, to (a) the aggregate number and kind of shares that may be issued under the 2007 Plan (including, but not limited to, adjustments of the annual award limitations); (b) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding awards under the 2007 Plan. Any adjustment affecting an award intended as qualified performance-based awards within the meaning of Section 162(m) shall be made consistent with the requirements of Section 162(m) of the Code.

Change of control

In the event of a “change of control,” as defined in the incentive plan, and except as may otherwise be provided in any applicable award agreement or other written agreement entered into between the Company and a participant, then immediately prior to the change in control such awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse.

Administration of the 2007 Plan

The 2007 Plan is administered by the full Board, unless and until the Board delegates administration of the 2007 Plan to a committee of the Board (the “Committee”) as set forth below. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the 2007 Plan to a Committee. Unless otherwise determined by the Board, the Committee shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code. Notwithstanding the foregoing, the Committee may delegate its authority hereunder to the same extent permitted to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

The Board, or its delegate, has the power:

•	Designate participants to receive awards;

•	Determine the type or types of awards to be granted to each participant;

•	Determine the number of awards to be granted and the number of shares of Common Stock to which an award will relate;

•	Determine the terms and conditions of any award granted pursuant to the 2007 Plan;

•	Decide all other matters that must be determined in connection with an award;

•	Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the 2007 Plan;

•	Interpret the terms of, and any matter arising pursuant to, the 2007 Plan or any award agreement; and

•	Make all other decisions and determinations that may be required pursuant to the 2007 Plan or as the Board deems necessary or advisable to administer the 2007 Plan.

Amendment and Termination

The Board may terminate, amend, or modify the 2007 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the Board to grant options with a price below fair market value on the date of grant, or to extend the exercise period for an option beyond ten years from the date of grant. In addition, absent stockholder approval, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with certain changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after the tenth anniversary of the date the stockholders approve the 2007 Plan.

Material U.S. Federal income tax consequences associated with the Incentive Plan

The following is a general summary under current law of the material U.S. federal income tax consequences to participants granted an award under the incentive plan. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and non-U.S. income taxes and employment taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

This summary does not discuss all aspects of federal income taxation that may be relevant in light of a holder’s personal circumstances. This summarized tax information is not tax advice and a holder of an award should rely only on the advice of their legal and tax advisors.

Non-qualified stock options. If an optionee is granted a non-qualified stock option under the incentive plan, the optionee should not have taxable income on the grant of the option. The optionee generally should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our Common Stock at that time, less the exercise price paid. The optionee’s basis in the Common Stock for purposes of determining gain or loss on a subsequent sale or disposition of the shares generally will be the fair market value of our Common Stock on the date the optionee exercises the option. Any subsequent gain or loss will be taxable as a capital gain or loss.

Incentive stock options. No taxable income should be recognized by the optionee at the time of the grant of an incentive stock option, and no taxable income should be recognized for regular federal income tax purposes at the time the option is exercised; however, the excess of the fair market value of our Common Stock received over the option price is an “item of adjustment” for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition.

For federal income tax purposes, dispositions are divided into two categories: qualifying and disqualifying.

•

A qualifying disposition generally occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition is granted and more than one year after the date the shares are transferred on exercise.

•	A disqualifying disposition generally occurs if the sale or disposition occurs before these two periods are satisfied.

On a qualifying disposition, the optionee should recognize long-term capital gain in an amount equal to the excess of the amount realized on the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the optionee should recognize ordinary income on the smaller of the:

•	excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares, or

•	price at which the shares are sold over the exercise price paid for those shares.

Any additional gain or loss recognized on the disposition will be recognized as a capital gain or loss by the optionee.

With respect to our tax obligations, we will not be entitled to any federal income tax deduction if the optionee makes a qualifying disposition of the shares. If the optionee makes a disqualifying disposition of the purchased shares, then generally we or our subsidiary should be entitled to a federal income tax deduction, for the taxable year in which the disposition occurs, equal to the ordinary income recognized by the optionee.

Stock appreciation rights. The recipient of a SAR should generally not recognize taxable income on the grant of the SAR, but, on exercise of the SAR, the cash or the fair market value of the shares received should be taxable as ordinary income.

Restricted stock. In general, a recipient of restricted stock should not be taxed on the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture” and that is non-transferable within the meaning of section 83 of the U.S. Internal Revenue Code. However, when the restricted stock is no longer subject to the substantial risk of forfeiture (for example, when the restrictions lapse on a vesting date) or the shares become transferable, the recipient should recognize ordinary income equal to the fair market value of the Common Stock on the date the restrictions lapse or become transferable, less the amount paid, if any, for the restricted stock. A recipient of restricted stock may, however, make an election under section 83(b) of the U.S. Internal Revenue Code to be taxed at the time of the grant or purchase on an amount equal to the fair market value of the Common Stock on the date of transfer, less the amount paid, if any, for the restricted stock. If a timely section 83(b) election is made, the recipient should not recognize any additional income as and when the restrictions applicable to the restricted stock lapses.

Restricted stock units and deferred stock. A recipient of RSUs or a deferred stock award generally should not have ordinary income on grant of RSUs or deferred stock. When the shares of Common Stock are delivered under the terms of the award, the recipient should recognize ordinary income equal to the fair market value of the shares delivered, less any amount paid for the shares.

Dividend equivalent awards and performance awards. A recipient of a dividend equivalent award or a performance award generally will not recognize taxable income at the time of grant. However, when an award is paid, whether in cash or in shares of Common Stock, the recipient will recognize ordinary income equal to the value received.

Tax deductions and section 162(m) of the U.S. Internal Revenue Code. We or our subsidiaries generally should be entitled to a federal income tax deduction at the time and for the same amount as the recipient recognizes as ordinary income, except as otherwise described above with respect to ISOs, and subject to the limitations of section 162(m) of the U.S. Internal Revenue Code with respect to compensation paid to certain “covered employees.” Under section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 in any one year. The section 162(m) deduction limit, however, does not apply to certain “qualified performance-based compensation” as defined by the U.S. Internal Revenue Code, and established by an independent committee.

In particular, stock options and SARs will satisfy the “qualified performance-based compensation” exception if the awards are made by a qualifying committee, the underlying plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (that is, the exercise price or base price is not less than the fair market value of the stock subject to the award on the grant date). Other awards granted under the incentive plan may be “qualified performance-based compensation” for purposes of section 162(m), if the awards vest or are paid solely based on the achievement of one or more pre-established, objective performance goals. The incentive plan is structured in a manner that is intended to enable the committee to provide awards that satisfy the requirements for “qualified performance-based compensation” under section 162(m). If the committee determines that it is in our best interest to make use of those awards, the remuneration attributable to those awards should not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the U.S. Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the U.S. Internal Revenue Service nor preclude the U.S. Internal Revenue Service from adopting a contrary position.

Section 409A of the U.S. Internal Revenue Code. Certain awards under the incentive plan may be considered “non-qualified deferred compensation” for purposes of section 409A of the U.S. Internal Revenue Code, which imposes additional requirements on the payment of deferred compensation. Generally, if at any time during a taxable year a non-qualified deferred compensation plan fails to meet the requirements of section 409A, or is not operated in accordance with those requirements, all amounts deferred under the non-qualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, are includable in the gross income of the participant for the taxable year to the extent not subject to a substantial risk of forfeiture and not previously included in gross income. If a deferred amount is required to be included in income under section 409A, the amount will be subject to income tax at the regular income tax rates plus an additional 20% tax, as well as a potential interest on the tax.

The Board of Directors recommends that you vote FOR approval of the Amendment to the 2007 Plan.

IV. ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, provides our stockholders with an opportunity to vote on a proposal to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in the Compensation Discussion and Analysis section and the related executive compensation tables. Accordingly, we are asking stockholders to approve, on an advisory (non-binding) basis, the following advisory resolution (the “Advisory Resolution”) at our annual meeting of stockholders:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Annual Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure, is hereby APPROVED.”

The Board of Directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the Company’s goals of attracting, retaining and motivating our executives, rewarding individual and Company performance and aligning the executives’ long-term interests with those of the stockholders.

We encourage stockholders to read the Compensation Discussion and Analysis beginning on page 13 of this proxy statement, as well as the 2013 Summary Compensation Table and related compensation tables and narrative, appearing on pages 19 through 25, which provide detailed information on the Company’s compensation policies and practices and the compensation of our named executive officers.

This “say-on-pay” vote is a non-binding advisory vote. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our named executive officers and on whether, and if so, how, to address stockholder disapproval of this proposal remains with the Board of Directors and the Compensation Committee.

The affirmative vote of the holders of a majority of our Voting Power present in person or represented by proxy and entitled to vote on the matter is required to approve the Advisory Resolution.

At the 2011 meeting of stockholders, our stockholders also voted in favor of the proposal to hold say on pay votes every three years. Accordingly, our next advisory say on pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2017 annual meeting of stockholders.

The Board of Directors recommends that you vote FOR approval of the Advisory Resolution on Executive Compensation.

V. OTHER MATTERS

At the date of this proxy statement, our Board of Directors does not know of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons named in such proxies.

Our Annual Report for the year ended December 31, 2013, including financial statements, has been mailed, or is being mailed concurrently with this proxy statement, to all of our stockholders as of the record date for our annual meeting.

This proxy statement incorporates by reference the information set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 under the following headings: Item 6. Selected Financial Data; Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; Item 7A. Quantitative and Qualitative Disclosures about Market Risk; Item 8. Financial Statements and Supplementary Data; Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure; and Item 9A. Controls and Procedures.

Stockholders of record on February 27, 2014 may obtain copies without charge of our Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission by contacting:

Bio-Rad Laboratories, Inc.

Attn: Corporate Secretary

1000 Alfred Nobel Drive

Hercules, CA 94547

STOCKHOLDER PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to Bio-Rad Laboratories, Inc. at 1000 Alfred Nobel Drive, Hercules, California 94547, Attention: Secretary, no later than December 2, 2014.

Our By-laws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination, which complies with the requirements set forth in the By-laws, must be received by our Secretary at the address above during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting (no earlier than December 23, 2014 and no later than January 22, 2015). However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of (i) 90 days before the upcoming annual meeting and (ii) 10 days after the earlier of the day on which notice of the date of the meeting was mailed and the day on which public disclosure of the date of the meeting was made.

By order of the Board of Directors

BIO-RAD LABORATORIES, INC.

SHAWN M. SODERBERG, Secretary

Hercules, California

April 1, 2014

ANNEX A

AMENDMENT TO THE BIO-RAD LABORATORIES, INC.

2007 INCENTIVE AWARD PLAN

Bio-Rad Laboratories, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), previously adopted the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan (as amended from time to time, the “Plan”) on March 19, 2007, and the Plan was approved by the stockholders of the Company on April 24, 2007. Section 14.1 of the Plan allows the Board of Directors of the Company to amend the Plan in certain respects at any time or from time to time.

In order to amend the Plan in certain respects, this Amendment to the Plan has been adopted by a resolution of the Board of Directors of the Company on March 19, 2014, subject to approval by the stockholders of the Company at its Annual Meeting of Stockholders held on April 22, 2014. This Amendment to the Plan, together with the Plan, constitutes the entire Plan as amended to date.

1. Effective upon the approval of this Amendment by the stockholders of the Company, Section 2.23 of the Plan is hereby amended to read in its entirety as follows:

“2.23 “Performance Criteria” means the criteria that the Board selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: gross or net sales or revenues; net income; pre-tax income; operating income; cash flow (including, but not limited to, operating cash flow and free cash flow); earnings per share; operating margin; return on equity; return on invested capital or assets; cost reductions or savings; improvements in expense levels; working capital; funds from operations; appreciation in the Fair Market Value of Stock; total stockholder return; implementation or completion of critical projects or initiatives or milestones related to such projects; regulatory body approval for commercialization of a product; segment or product market share; product development; acquisitions or sales of assets (including intellectual property) or subsidiaries; in-licensing and out-licensing of intellectual property; particular operating or financial ratios; customer acquisition, expansion and retention or any combination of the foregoing; earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization; and other strategic initiatives. The Board shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.”

2. Effective upon the approval of this amendment by the stockholders of the Company, Section 3.1(a) of the Plan is hereby amended to read in its entirety as follows:

Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 2,250,360 shares; provided, however, that no more than 2,250,360 shares of Stock may be delivered upon the exercise of Incentive Stock Options.

The undersigned, Shawn M. Soderberg, Executive Vice President, General Counsel and Secretary of the Company, hereby certifies that the Board and the stockholders of the Company adopted the foregoing Amendment as stated above.

Executed at Hercules, California this     th day of April, 2014.

Shawn M. Soderberg
Executive Vice President, General Counsel & Secretary

A-1

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Nominees:	For	Against	Abstain		For	Against	Abstain
01 - Louis Drapeau	☐	☐	☐	02 - Robert M. Malchione	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. PROPOSAL to ratify the selection of KPMG LLP to serve as the Company’s independent auditors.	☐	☐	☐

3.  PROPOSAL to approve an amendment to the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan to increase the number of shares authorized for sale thereunder by 600,000 and amend the performance criteria included thereunder.

					☐	☐	☐

4. Advisory vote on executive compensation.	☐	☐	☐	5. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼   PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2014

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SHAWN M. SODERBERG and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class A Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2014, on all matters which may come before the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 22, 2014 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors and Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Deborah J. Neff	☐	☐	☐	02 - Alice N. Schwartz	☐	☐	☐	03 - Norman Schwartz	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. PROPOSAL to ratify the selection of KPMG LLP to serve as the Company’s independent auditors.	☐	☐	☐

3.  PROPOSAL to approve an amendment to the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan to increase the number of shares authorized for sale thereunder by 600,000 and amend the performance criteria included thereunder.

					☐	☐	☐

4. Advisory vote on executive compensation.	☐	☐	☐	5. To transact such other business as may come before the annual meeting or any postponements or adjournments thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon or on the stock certificate. Executors, administrators or trustees should indicate their capacities. If stock is held in joint names, both registered holders should sign. No witness or notarization is necessary. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby confirmed.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BIO-RAD LABORATORIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2014

The undersigned does hereby appoint CHRISTINE A. TSINGOS and SHAWN M. SODERBERG and each of them, attorneys-in-fact and agents with full powers of substitution, for and in the name, place and stead of the undersigned, to vote as proxies or proxy all the shares of Class B Common Stock of Bio-Rad Laboratories, Inc. (the “Company”) of record in the name of the undersigned at the close of business on February 27, 2014, on all matters which may come before the Annual Meeting of Stockholders, to be held at the Company’s corporate offices, 1000 Alfred Nobel Drive, Hercules, California 94547, on Tuesday, April 22, 2014 at 4:00 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

This proxy will be voted as specified on the reverse side. If no voting instructions are indicated with respect to one or more of the proposals, the proxy will be voted in favor of the proposal(s). This proxy confers authority for each of the persons indicated above to vote in his or her discretion on other matters which may properly come before the meeting. The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side.)